UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018

ALBIREO PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33451	90-0136863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Post Office Square, Suite 502 South Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

(857) 254-5555

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Paresh N. Soni, M.D., Ph.D. as Chief Medical Officer

On July 23, 2018, Paresh N. Soni, M.D., Ph.D. resigned from his position as Chief Medical Officer of Albireo Pharma, Inc. (the “Company”), effective August 3, 2018, for personal reasons. In connection with his resignation, on July 24, 2018, the Company and Dr. Soni entered into a separation agreement (the “Soni Separation Agreement”), effective August 1, 2018, which provides that the Company will pay Dr. Soni (i) his current annual base salary through August 3, 2018, (ii) any accrued but unused vacation pay, and (iii) a severance bonus in an amount equal to his target bonus for 2018, which is $144,375. The severance bonus is payable in one lump sum payment within 60 days of the effective date of the Soni Separation Agreement. The Soni Separation Agreement also includes a release and waiver by Dr. Soni and other customary provisions. In addition, on July 24, 2018, the Company and Dr. Soni entered into a master services agreement and related statement of work (the “Soni MSA”), effective August 3, 2018, pursuant to which Dr. Soni agreed to provide consulting and other services to the Company relating to the clinical development and clinical trial programs of the Company as the Company may request from time to time. Under the Soni MSA, Dr. Soni will be compensated at an hourly rate of $450 per hour, $225 per hour for travel time, and the Company agreed to reimburse his reasonable out-of-pocket expenses. During the term of the Soni MSA, Dr. Soni’s outstanding, unvested equity awards from the Company will continue to vest in accordance with the terms of such awards. The Soni MSA may be terminated by the Company or Dr. Soni upon 30 days prior notice and the related statement of work may be terminated by the Company upon notice to Dr. Soni. Under the Soni MSA, Dr. Soni is also subject to non-competition provisions.

Appointment of Patrick T. Horn, M.D., Ph.D. as Chief Medical Officer

On July 25, 2018, the Company issued a press release announcing the appointment of Patrick T. Horn, M.D., Ph.D. to serve as the Company’s Chief Medical Officer. Dr. Horn’s appointment will be formally approved by the Company’s board of directors on or about August 6, 2018 and Dr. Horn will begin serving as the Company’s Chief Medical Officer, effective August 6, 2018. Dr. Horn, age 63, has served as Senior Vice President, Medical and Clinical Development at Orphan Technologies Ltd., a biopharmaceutical company, from January 2018 to July 2018. Prior to that, he served as Chief Medical Officer at Tetraphase Pharmaceuticals, Inc., a biopharmaceutical company, from January 2011 to December 2017. Prior to that, he served as Vice President, Clinical & Medical Affairs at Dyax Corporation, a biopharmaceutical company, from September 2007 to December 2010. Previously, Dr. Horn served in various positions at Abbott Laboratories, a pharmaceutical company, from 2001 to 2006, most recently serving as Medical Director, Head of Clinical Pharmacology. Dr. Horn received a B.S. in Chemistry from the University of Illinois, a Ph.D. in the Pharmacological and Physiological Sciences from the University of Chicago and an M.D. from the University of Chicago, Pritzker School of Medicine.

In connection with Dr. Horn’s appointment, on July 23, 2018, the Company entered into an employment agreement (the “Horn Employment Agreement”) with Dr. Horn, which provides that Dr. Horn’s employment with the Company will begin on a mutually agreed upon date, which we currently expect will be August 6, 2018 (the “Start Date”) for service as an at-will employee. The Horn Employment Agreement provides for a base salary of $420,000 per year, that he is eligible to participate in an annual bonus plan provided by the Company, and that his target bonus will be 35% of his base salary, with the actual amount of the bonus, if any, to be determined by the Company’s board of directors or its compensation committee. Dr. Horn’s target bonus for 2018 will be pro-rated based on the number of days he is employed by the Company during 2018. Dr. Horn will also be eligible to receive a signing bonus of $65,000, which is repayable to the Company if, within 12 months of the Start Date, he terminates his employment with the Company or the Company terminates his employment for cause (as defined in the agreement). He will also be granted a stock option exercisable for 37,500 shares of the Company’s common stock, at an exercise price equal to the fair market value on the date of grant, and which will vest as to 25% of the shares on the first anniversary of the Start Date and as to the remaining 75% of the shares in equal quarterly installments through the fourth anniversary of the Start Date, subject to Dr. Horn’s continued employment by the Company. Dr. Horn is also entitled to participate in the Company’s employee benefit plans from time to time in effect for similarly-situated employees of the Company, which may include short-term disability, long-term disability and 401(k) retirement savings plan, and to reimbursement of business expenses.

The Horn Employment Agreement also provides that if the Company terminates Dr. Horn’s employment without cause, he will be entitled to severance payments for 12 months at his then-current base salary, subject to obtaining from him a general release of claims. He will also be entitled to receive any base salary earned but not paid through the date of termination, any business expenses incurred but unreimbursed on the date of termination, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. If Dr. Horn’s employment is terminated due to his disability, death or for cause, he or his estate will be entitled to receive any base salary earned but not paid through the date of termination, any business expenses incurred but unreimbursed on the date of termination, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. Dr. Horn is subject to confidentiality and protection of intellectual property provisions as well as to noncompetition and nonsolicitation provisions during his employment with us and the 12 months thereafter.

There is no family relationship between Dr. Horn and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. In addition, there are no transactions between the Company and Dr. Horn, or any member of Dr. Horn’s immediate family, of the type set forth in Item 404(a) of Regulation S-K.

A copy of the press release announcing Dr. Horn’s appointment as the Company’s Chief Medical Officer is attached hereto as Exhibit 99.1. A copy of the Soni Separation Agreement, the Soni MSA and the Horn Employment Agreement referenced in this Item 5.02 will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2018 and the foregoing descriptions are subject in all respects to the actual terms of such agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

99.1	Press release dated July 25, 2018, announcing the appointment of Patrick T. Horn, M.D., Ph.D., as Chief Medical Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBIREO PHARMA, INC.

Date: July 25, 2018	/s/ Ronald H.W. Cooper
Ronald H.W. Cooper
President and Chief Executive Officer